EXHIBIT 4.85
                                                                    ------------

                                 AMENDMENT NO. 4
                           TO NOTE PURCHASE AGREEMENT
                          Dated as of December 12, 2002

          This AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT, dated as of December 12, 2002 (this "Amendment") is among RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), the entities party hereto as Conduit Purchasers ("Conduit Purchasers"), the entities party hereto as Committed Purchasers ("Committed Purchasers"), the entities party thereto as Managing Agents ("Managing Agents"), and THE BANK OF NOVA SCOTIA ("Administrative Agent").

                                    RECITALS:

          A. RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and Bank One, NA, as administrative agent, entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001, by that certain Amendment No. 2 to Note Purchase Agreement, dated as of January 31, 2002, by that certain Amendment No. 3 to Note Purchase Agreement, dated as of April 16, 2002 and by that certain Addendum to Note Purchase Agreement, dated as of August 15, 2002 (the "Note Purchase Agreement").

          B. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 14, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement dated as of April 20, 2001, by that certain Amendment No. 2 to Series 2000-1 Supplement dated as of January 31, 2002, by that certain Amendment No. 3 to Series 2000-1 Supplement dated as of April 16, 2002, , by that certain Amendment No. 4 to Series 2000-1 Supplement dated as of August 12, 2002 and by that certain Amendment No. 5 to Series 2000-1 Supplement dated as of August 15, 2002 (the "Supplement").

          C. RCFC, Dollar Rent A Car Systems, Inc., Thrifty Rent-A-Car System, Inc. and DTAG entered into that certain Master Motor Vehicle Lease and Servicing Agreement, dated as of March 4, 1998, as amended by that certain Amendment No. 1 to Master Motor Vehicle Lease and Servicing Agreement, dated as of November 19, 1998, by that certain Amendment No. 2 to Master Motor Vehicle Lease and Servicing Agreement, dated as of November 9, 2000, by that certain Amendment No. 3 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 14, 2000, by that certain Amendment No. 4 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 31, 2001, and by that certain Amendment No. 5 to Master Motor Vehicle Lease and Servicing Agreement, dated as of January 31, 2002 (collectively, the "Master Lease");

          D. Simultaneously herewith, RCFC and Trustee are entering into that certain Amendment No. 6 to the Supplement (the "Supplement Amendment").

          E. Simultaneously herewith, RCFC, DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., Thrifty Rent-A-Car System, Inc. and DTAG are entering into that certain Amendment No. 6 to the Master Lease (the "Lease Amendment" and, together with this Amendment and the Supplement Amendment, the "Series 2000-1 Amendments").

          F. The parties hereto wish to appoint The Bank of Nova Scotia as the Administrative Agent under the Note Purchase Agreement, extend the Expiration Date of the Note Purchase Agreement pursuant to Section 2.03 thereof and to amend the Note Purchase Agreement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Note Purchase Agreement. For purposes of this Amendment, the following terms shall have the meanings set forth below:

          a. "Amendment Effective Date" means the date on which all conditions precedent to the effectiveness of this Amendment, as set forth in Section 3 hereof, have been satisfied.

     2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree to the following amendments to the Note Purchase Agreement:

          a. All references to "Dollar Rent A Car Systems, Inc." in the Note Purchase Agreement and all agreements entered into in connection therewith shall be deemed to be to "DTG Operations, Inc.".

          b. Effective January 1, 2003, all references to "Thrifty Rent-A-Car System, Inc." in its capacity as a Lessee or a Servicer under the Master Lease in the Note Purchase Agreement and all agreements entered into in connection therewith shall be deemed to be deleted in their entirety.

          c. All references to "Bank One, NA", as Administrative Agent, shall be deleted in their entirety and replaced with "The Bank of Nova Scotia". From and after the effectiveness of this Amendment, Bank One, NA shall be released from all of its obligations as Administrative Agent under the Note Purchase Agreement and shall relinquish all of its rights as Administrative Agent thereunder (other than any obligations arising prior to the date hereof). The Bank of Nova Scotia is hereby appointed as successor Administrative Agent under the Note Purchase Agreement (effective as of the date hereof) and each of the parties hereto hereby grants its approval with respect to such appointment. The Bank of Nova Scotia hereby assumes and agrees to perform each and every obligation of the Administrative Agent under the Note Purchase Agreement, whether previously incurred, now existing or to be performed after the date hereof.

          All references to "Bank One, NA", as Committed Purchaser and as Managing Agent, "Bank One Ownership Group", "Falcon Asset Securitization Corporation", "ING Capital Markets LLC", as Committed Purchaser and as Managing Agent, "ING Ownership Group", and "Holland Limited Securitization, Inc." (the "Released Entities") shall be deleted in their entirety. From and after the effectiveness of this Amendment, the Released Entities shall be released from all of their respective obligations in their respective capacities under the Note Purchase Agreement and shall relinquish all of their respective rights thereunder (other than any obligations arising prior to the date hereof).

          d. The definitions of "Expiration Date" and "Ownership Group" are hereby amended in their entirety to read as follows:

          "Expiration  Date"  means December 10, 2003,  as  such  date  may   be
extended by agreement in writing of the parties hereto.

          "Ownership  Group"  means  each  of  the   following  groups  of  Note
Purchasers:

               (i) The Bank of Nova Scotia ("BNS"), Deutsche Bank, AG, acting through its New York Branch ("Deutsche Bank"), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

               (ii)  Dresdner   Bank   AG    ("Dresdner"),   Beethoven   Funding
     Corporation, and any other Conduit Purchaser administered by Dresdner or any of Dresdner's Affiliates (the "Dresdner Ownership Group").

               (iii) ABN AMRO Bank N.V. ("ABN"), Amsterdam Funding Corporation, and any other Conduit Purchaser administered by ABN or any of ABN's Affiliates (the "ABN Ownership Group").

               (iv) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties hereto by execution of an Addendum pursuant to Section 12.18 hereof (each an "Additional Ownership Group").

By way of example and for avoidance of doubt, each of the BNS Ownership Group, the Dresdner Ownership Group, the ABN Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

          e. Section 11.06 is hereby amended in its entirety to read as follows:

          Section 11.06 Successor Agents. The Administrative Agent or any Managing Agent may resign at any time by giving sixty days' written notice thereof to the Purchasers, RCFC, the Master Servicer and the Trustee. The Master Servicer, with or without cause, upon at least sixty (60) days prior written notice to the Administrative Agent, the Purchasers, RCFC and the Trustee, may remove and discharge the Administrative Agent (or any successor administrative agent thereafter appointed) from the performance of its obligations under this Agreement. Upon any such resignation or removal, the Purchasers shall have the right to appoint a successor Administrative Agent, and such Managing Agent's

Ownership Group shall have the right to appoint a successor Managing Agent, in each case as approved by RCFC (which approval will not be unreasonably withheld, conditioned or delayed). If no successor Administrative Agent or Managing Agent, as the case may be, shall have been so appointed and shall have accepted such appointment, within sixty days after the Administrative Agent's or Managing Agent's giving of notice of resignation or receipt of notice of termination, then the Administrative Agent or Managing Agent, as the case may be, may appoint a successor Administrative Agent or Managing Agent. If such successor Administrative Agent or Managing Agent, as the case may be, is not an Affiliate of the resigning or terminated Administrative Agent or Managing Agent, as the case may be, such successor Administrative Agent or Managing Agent, as the case may be, shall be subject to RCFC's prior written approval (which approval will not be unreasonably withheld, conditioned or delayed). Upon the acceptance of any appointment as Administrative Agent or Managing Agent hereunder by a successor Administrative Agent or Managing Agent, as the case may be, such successor Administrative Agent or Managing Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or terminated Administrative Agent or Managing Agent, as the case may be, and the retiring or terminated Administrative Agent or Managing Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement. After any resignation or removal of the Administrative Agent or a Managing Agent hereunder as Administrative Agent or Managing Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or a Managing Agent, as the case may be, under this Agreement.

          f. Schedule I of the Note Purchase Agreement is hereby amended in its entirety as set forth in Exhibit A hereto.

          g. Schedule II of the Note Purchase Agreement is hereby amended in its entirety as set forth in Exhibit B hereto.

          h. Schedule III of the Note Purchase Agreement is hereby amended in its entirety as set forth in Exhibit C hereto.

     3. Waiver of Section 2.03. Notwithstanding anything to the contrary in the Note Purchase Agreement, RCFC hereby agrees to waive the provisions under
Section 2.03.

     4. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon satisfaction of the following conditions precedent:

          a. The Administrative Agent shall have received counterparts of the Series 2000-1 Amendments signed by the parties hereto.

          b. Each of the representations and warranties in the Amended Series Documents (hereinafter defined) and in Sections 4 and 5 below shall be true and correct in all material respects.

          c. The Managing Agents shall have received copies of (i) an Officer's Certificate certifying that the Certificate of Incorporation and By-Laws of RCFC and DTAG have not changed since April 16, 2002, (ii) board of directors resolutions of RCFC and DTAG with respect to the transactions contemplated by the Series 2000-1 Amendments and (iii) incumbency certificates of RCFC and DTAG each certified by appropriate corporate authorities.

          d. The Managing Agents shall have received copies of (i) the Certificate of Incorporation and By-Laws of Dollar, (ii) board of directors resolutions of Dollar with respect to the transactions contemplated by the Series 2000-1 Amendments and (iii) incumbency certificates of Dollar each certified by appropriate corporate authorities.

          e. Counsel to RCFC, DTAG and Dollar shall have delivered to the Managing Agents favorable opinions, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering due authorization and such other matters as any Managing Agent shall reasonably request.

          f. Special New York counsel to RCFC and DTAG shall have delivered favorable opinions, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering enforceability and such other matters as any Managing Agent shall reasonably request.

          g. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series 2000-1 Amendments shall have been obtained or made.

          h. No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, shall have occurred or be continuing.

          i. The Administrative Agent and Managing Agents shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.

     5. Representations and Warranties of RCFC. RCFC hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent, as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering into this Amendment:

          a. The performance of RCFC's obligations under the Series 2000-1 Amendments and the Series Documents, as amended by the Series 2000-1 Amendments (the "Amended Series Documents"), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of RCFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to RCFC.

          b. No Governmental Action which has not been obtained is required by or with respect to RCFC in connection with the execution and delivery of this Amendment or the Supplement Amendment by RCFC or the consummation by RCFC of the transactions contemplated hereby or thereby or by the Amended Series Documents.

          c. Each of this Amendment and the Supplement Amendment has been duly authorized, executed and delivered by RCFC, and this Amendment, the Supplement Amendment and the Amended Series Documents are the valid and legally binding obligations of RCFC, enforceable against RCFC in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          d. There is no pending or, to RCFC's knowledge, threatened action, suit or proceeding by or against RCFC before any Governmental Authority or any arbitrator (i) with respect to this Amendment, the Supplement Amendment or any Amended Series Document or any of the transactions contemplated herein or therein, or (ii) with respect to RCFC which, in the case of any such action, suit or proceeding with respect to RCFC, if adversely determined, would have a material adverse effect on the ability of RCFC to perform its obligations hereunder or thereunder.

     6. Representations and Warranties of DTAG. DTAG hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent as of the date hereof and as of the Amendment Effective Date, and the Purchasers and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering this
Amendment:

          a. The performance of the obligations of DTAG under this Amendment and the Amended Series Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of DTAG pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to DTAG.

          b. No Governmental Action which has not been obtained is required by or with respect to DTAG in connection with the execution and delivery of this Amendment by DTAG or the consummation by DTAG of the transactions contemplated hereby.

          c. This Amendment has been duly authorized, executed and delivered by DTAG and is the valid and legally binding obligation of DTAG, enforceable against DTAG in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          d. There is no pending or, to the knowledge of DTAG, threatened action, suit or proceeding by or against DTAG before any Governmental Authority or any arbitrator (i) with respect to this Amendment or any Amended Series Document to which it is a party or any of the transactions contemplated herein or therein, or (ii) with respect to DTAG which, in the case of any such action, suit or proceeding with respect to DTAG, if adversely determined, would have a material adverse effect on the ability of DTAG to perform its obligations hereunder or thereunder.

     7.   Reference to and Effect on Note Purchase Agreement.

          a. Upon and after the effectiveness of this Amendment, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Purchase Agreement, and each reference in the Series Documents to "the Note Purchase Agreement", "the Series 2000-1 Note Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as modified hereby.

          b. Except as specifically modified above, the Note Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The consents contained herein are limited to the specific facts and circumstances set forth therein and shall not operate as a waiver of, or a consent to any variation from, any other provision of the Note Purchase Agreement or any of the Series Documents.

          c. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Series Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Series Documents.

     8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     9. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                             RENTAL CAR FINANCE CORP., as Seller


                                             By:________________________________
                                                Pamela S. Peck
                                                Vice President and Treasurer


                                             DOLLAR THRIFTY AUTOMOTIVE GROUP,
                                                INC., as Master Servicer


                                             By:________________________________
                                                Pamela S. Peck
                                                Treasurer

                                             FALCON ASSET SECURITIZATION
                                                CORPORATION, as a Conduit
                                                Purchaser


                                             By:________________________________
                                                Name:
                                                Title:


                                             BANK ONE, NA, as a Committed
                                                Purchaser and as the Managing
                                                Agent for the Bank One Ownership
                                                Group


                                             By:________________________________
                                                Name:
                                                Title:


                                             DEUTSCHE BANK, AG, New York Branch,
                                                as a Committed Purchaser


                                             By:________________________________
                                                Name:
                                                Title:


                                             By:________________________________
                                                Name:
                                                Title:

                                             LIBERTY STREET FUNDING CORP., as a
                                                Conduit Purchaser


                                             By:________________________________
                                                Name:
                                                Title:


                                             THE BANK OF NOVA SCOTIA, as a
                                                Committed Purchaser, as the
                                                Managing Agent for the BNS
                                                Ownership Group and as the
                                                Administrative Agent


                                             By:________________________________
                                                Name:
                                                Title:

                                             BEETHOVEN FUNDING CORPORATION, as a
                                                Conduit Purchaser


                                             By:________________________________
                                                Name:
                                                Title:


                                             DRESDNER BANK AG, as a Committed
                                                Purchaser and as the Managing
                                                Agent for the Dresdner Ownership
                                                Group


                                             By:________________________________
                                                Name:
                                                Title:


                                             By:________________________________
                                                Name:
                                                Title:

                                             HOLLAND LIMITED SECURITIZATION,
                                                INC., as a Conduit Purchaser


                                             By:  ING Capital Markets LLC, as
                                                  attorney-in-fact


                                             By:________________________________
                                                Name:
                                                Title:


                                             ING CAPITAL MARKETS LLC, as a
                                                Committed Purchaser and as the
                                                Managing Agent for the ING
                                                Ownership Group


                                             By:________________________________
                                                Name:
                                                Title:

                                             ABN AMRO BANK N.V., as a Committed
                                                Purchaser and as the Managing
                                                Agent for the ABN Ownership
                                                Group


                                             By:________________________________
                                                Name:
                                                Title:


                                             By:________________________________
                                                Name:
                                                Title:


                                             AMSTERDAM FUNDING CORPORATION, as a
                                                Conduit Purchaser


                                             By:________________________________
                                                Name:
                                                Title:


                                             By:________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT A

                                   SCHEDULE I

                              ADDRESSES FOR NOTICE

In the case of RCFC:
-------------------

Rental Car Finance Corp.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  Pamela S. Peck
Facsimile:  (918) 669-2301

In the case of the Master Servicer:
----------------------------------

Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:  Pamela S. Peck
Facsimile:  (918) 669-2301

In the case of the Administrative Agent:
---------------------------------------

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention:  Chad Johnson
Facsimile:  (212) 225-5274

In the case of the Conduit Purchasers:
-------------------------------------

Liberty Street Funding Corp.
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, NY  10036
Attention:  Andrew L. Stidd
Facsimile:  (212) 302-8767

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY  10006
Attention:  Richard Taiano
Facsimile:  (212) 506-6994

                                    Ex. A-1

Beethoven Funding Corporation
c/o Dresdner Bank AG, New York Branch
75 Wall Street
New York, New York  10005-2889
Attention:  Asset Backed Finance
Facsimile:  (212) 429-2780

With a copy to:

Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, New York  10036
Attention:  Andrew L. Stidd
Facsimile:  (212) 302-8768

Amsterdam Funding Corporation
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 1715
New York, New York  10036
Attention:  Andrew L. Stidd
Facsimile:  (212) 302-8768

With a copy to:

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois 60674-9135
Attention:  Gina Brown
Facsimile:  (312) 904-4250

In the case of the Committed Purchasers and the Managing Agents:
---------------------------------------------------------------

Deutsche Bank, AG, New York Branch
31 West 52nd Street, 17th Floor
New York, NY 10019
Attention:  Hyun Lim
Facsimile:  (212) 469-7935

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, New York  10006
Attention:  Norman Last
Facsimile:  (212) 506-6994

                                    Ex. A-2

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY  10006
Attention:  Richard Taiano
Facsimile:  (212) 506-6994

Dresdner Bank AG
75 Wall Street
New York, New York  10005-2889
Attention:  Asset Backed Finance
Facsimile:  (212) 429-2780

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois 60674-9135
Attention:  Gina Brown
Facsimile:  (312) 904-4250


                                    Ex. A-3

                                                                       EXHIBIT B


                                   SCHEDULE II

                              GROUP FUNDING LIMITS

Ownership Group                       Group Funding Limit
---------------                       -------------------

BNS Ownership Group                   One Hundred Twenty-five million dollars
                                      ($125,000,000)

Dresdner Ownership Group              Seventy-five million dollars ($75,000,000)

ABN Ownership Group                   Fifty million dollars ($50,000,000)


                                    Ex. B-1

                                                                       EXHIBIT C

                                  SCHEDULE III

                              PURCHASER PERCENTAGES

                                                                      Purchaser
Managing Agent    Conduit Purchaser        Committed Purchaser        Percentage
--------------    -----------------        -------------------        ----------

The Bank of       Liberty Street Funding   The Bank of Nova Scotia      30.0%
Nova Scotia       Corp.

                                           Deutsche Bank, AG            20.0%

Dresdner Bank AG  Beethoven Funding        Dresdner Bank                30.0%
                           Corporation


ABN AMRO          Amsterdam Funding        ABN AMRO Bank N.V.           20.0%
Bank N.V.         Corporation


                                    Ex. C-1